Exhibit 99.2
Agreement of Joint Filing
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, of Trina Solar Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 26, 2007.

GOOD ENERGIES II LP acting by its General Partner GOOD ENERGIES GENERAL PARTNER JERSEY LIMITED

by:	/s/ Paul Bradshaw	Fintan Kennedy

	Name: Paul Bradshaw	Fintan Kennedy
Title: Directors

COFRA JERSEY LIMITED

by:	/s/ Paul Bradshaw	Fintan Kennedy

	Name: Paul Bradshaw	Fintan Kennedy
Title: Directors

GOOD ENERGIES INC

by:	/s/ John Drury

Name: John Drury
Title: Director

GOOD ENERGIES (UK) LLP acting by its managing member GOOD ENERGIES INVESTMENTS LIMITED

by:	/s/ Rachael Convery	John Drury

	Name: Rachael Convery	John Drury
Title: Directors

GOOD ENERGIES AG

by:	/s/ Marcel Breninnkmeijer

Name: Marcel Breninnkmeijer
Title: Director